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STATE FINANCIAL SERVICES CORPORATION

REVOCABLE PROXY	COMMON STOCK

SPECIAL MEETING OF SHAREHOLDERS

                                         , 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STATE FINANCIAL SERVICES CORPORATION FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                         , 2005, AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

The undersigned, having received the Notice of Meeting and Proxy Statement/Prospectus dated                         , 2005, relating to the Special Meeting of Shareholders of State Financial Services Corporation (the “Company”), hereby appoints Richard A. Meeusen and Thomas S. Rakow as Proxies, with power of substitution, hereby revoking any previous proxies, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of the Company held of record by the undersigned as of                         , 2005, at the Special Meeting of Shareholders of the Company to be held on                         , 2005, and at any postponement or adjournment thereof, in accordance with the following instruction.

Please date, sign, and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

SPECIAL MEETING OF SHAREHOLDERS OF

STATE FINANCIAL SERVICES CORPORATION

                        , 2005

Please date, sign, and mail

your proxy card in the

envelope provided as soon

as possible

¯Please detach and mail in the envelope provided¯

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.     A proposal to approve and adopt the Agreement and Plan of Merger,

        dated as of March 21, 2005, between Associated Banc-Corp and

        State Financial Services Corporation, providing for the merger of

        State Financial with and into Associated.

2.     Any proposal to approve one or more adjournments of the Special

        Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement thereof, to approve the merger agreement.

☐ FOR	☐ FOR
☐ AGAINST	☐ AGAINST
☐ ABSTAIN	☐ ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 21, 2005, BY AND BETWEEN ASSOCIATED BANC-CORP AND STATE FINANCIAL SERVICES CORPORATION AND “FOR” ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING AS DESCRIBED ABOVE. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY A WRITTEN NOTICE OF REVOCATION, BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

Signature of Shareholder                                            Date:                      Signature of Shareholder                                             Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign name by authorized person.

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